EXHIBIT 4.2

AMENDED AND RESTATED

INVESTORS RIGHTS AGREEMENT

This Amended and Restated Investors Rights Agreement (this “Agreement”) is entered into as of March 12, 2002 by and among Thermâge, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto (each an “Investor” and collectively the “Investors”). This Agreement amends, restates and supersedes the Company’s Amended and Restated Investors Rights Agreement dated July 13, 2000 (the “Prior Agreement”).

WHEREAS, the Company and certain of the Investors are parties to that certain Series C Preferred Stock and Warrant Purchase Agreement dated March 12, 2002 (the “Series C Purchase Agreement”);

WHEREAS, the Company and the Investors now wish to amend and restate the Prior Agreement in conjunction with the sale and issuance of Series C Preferred Stock and the sale and issuance of Series C Warrants pursuant to the Series C Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

1.1 “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.2 “Common Stock” shall mean Common Stock or other securities issuable upon conversion of the Company’s Preferred Stock.

1.3 “Holder” shall mean the Investors holding Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with Section 2.9 hereof.

1.4 “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold at least 40% of the Registrable Securities.

1.5 “Major Holder” shall mean any holder of more than 250,000 shares of Registrable Securities.

1.6 “Preferred Stock” shall mean Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock.

1.7 “Registrable Securities” means (i) shares of Common Stock of the Company issued or issuable with respect to, or in exchange for or in replacement of, the Company’s Preferred Stock, (including the Series C Preferred Stock issued or issuable upon exercise of the Series C Warrants) or other securities convertible into or exercisable for Preferred Stock upon any stock split, stock dividend, recapitalization or similar event, provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities for the purposes of this Agreement (A) if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) prior to the date such securities have been sold or are all available for immediate sale in the opinion of counsel to the Company in a transaction exempt from the prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed upon the consummation of such sale.

1.8 The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

1.9 “Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 3.1, 3.2 and 3.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursement of one counsel to the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

1.10 “Restricted Securities” means securities of the Company required to bear legends in substantially the form set forth in Section 4.9(b) of the Series C Purchase Agreement.

1.11 “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.12 “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

All other capitalized terms which are not specifically defined herein shall have their respective meanings assigned to such terms in the Series C Purchase Agreement.

2. Registration Rights.

2.1 Requested Registration.

(a) Requested Registration. Prior to such time as the Company has effected two (2) registrations pursuant to this Section 2.1 and such registrations have been declared or ordered effective, if the Company shall receive from Initiating Holders a written request that the Company effect a registration (other than a registration on Form S-3 or any related form of registration statement) with respect to Registrable Securities representing at least twenty percent

(20%) of the Registrable Securities (or any lesser percentage if the anticipated aggregate offering price to the public is at least two million dollars ($2,000,000)), the Company will:

(i) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) as soon as practicable and in any event within sixty (60) days use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company;

Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1:

(1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(2) Prior to the earlier of (i) the date six (6) months following the effective date of the Company’s first registered public offering of its stock or (ii) August 28, 2002;

(3) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan, in which case there shall be no such limitation on the Company’s obligation, or with respect to the Company’s first registered public offering of its stock, in which case the period shall end on the date six (6) months following the effective date), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(4) After the Company has effected two such registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective; provided, however that in the event that any legal restriction or prohibition shall result in the inability of the Holders participating in a registration pursuant to this Section 2.1 to sell at least 75% of the Registrable Securities included in any such registration within 180 days of the effectiveness thereof, then the Holders shall be entitled to demand an additional registration pursuant to this Section 2.1; or

(5) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the Company’s obligation to use its best efforts to register, qualify or comply under this Section 2.1 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

Subject to the foregoing clauses (1) through (5), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable and in any event within sixty (60) days after receipt of the request or requests of the Initiating Holders.

(b) Underwriting. In the event that a registration pursuant to this Section 2.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.1(b), and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter of recognized national standing selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders proposing to distribute their securities through such underwriting. Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement or in such other manner as shall be agreed to by the Company and Holders of a majority of the Registrable Securities proposed to be included in such registration; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from such underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

2.2 Company Registration.

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) registration relating solely to employee benefit plans, (ii) registration relating solely to a Commission Rule 145 transaction, (iii) registration relating to the initial underwritten public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act or (iv) a registration pursuant to Section 2.1 hereof, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 10 days after receipt of such written notice from the Company, by any Holder.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting; provided, however, that no such reduction shall reduce the number of shares of Registrable Securities included in the registration below fifteen percent (15%) of the total amount of securities included in such registration, unless such offering is the first registered public offering of the Company’s stock and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities may be excluded if the underwriters make the determination described above. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

2.3 Registration on Form S-3.

(a) If any Holder or Holders of in excess of ten percent (10%) of the Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short form registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than seven registrations pursuant to this Section 2.3 or more than one such registration in any twelve (12) month period. After the Company’s first public offering of its securities, the Company will use its best efforts to qualify for Form S-3 registration or a similar short-form registration. The provisions of Section 2.1(b) shall be applicable to each registration initiated under this Section 2.3.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the Holder(s), gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering solely to employees); (iii) during the period starting with the date ninety (90) days prior to the Company’s estimated date of filing of, and ending on the date three (3) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder(s) a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder(s); provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered.

2.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed.

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

(d) Furnish, at the request of any Holder requesting registration of Registrable Securities that are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2.5, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therein or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

(g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred eighty (180) days.

(h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(j) Permit any Holder of Registrable Securities, which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; provided that in the case of an underwritten offering, the inclusion of such material shall be subject to the consent of the underwriters thereof.

2.6 Indemnification.

(a) The Company will indemnify each Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary or final prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act or other federal or state law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other federal or state law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Holder, each such underwriter and each person who controls any such underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and legal counsel and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, and such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the proceeds to such Holder sold as contemplated herein, unless such liability resulted from willful misconduct by such Holder. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder’s obligations under this Section 2.6(b). Notwithstanding the foregoing, the indemnity agreement set forth in this Section 2.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act.

(b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) So long as an Investor owns any Restricted Securities to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

2.9 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 2.1, 2.2 and 2.3 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of not less than the lesser of (a) all of such Holder’s Registrable Securities or (b) 100,000 shares of Registrable Securities, or to any transferee or assignee who is a constituent partner or member of a Holder or the estate of such constituent partner or member, provided that such transfer may otherwise be effected in accordance with applicable securities laws.

2.10 Standoff Agreement. Each Holder agrees, in connection with the Company’s initial public offering of the Company’s securities, upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters; provided that the officers and directors of the Company, other holders of registration rights granted by the Company and any holder of at least one percent of the Company’s outstanding securities also agree to such restrictions.

2.11 Termination of Registration Rights. The rights granted under this Section 2 shall terminate on the fifth anniversary of the consummation of the initial underwritten public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.

3. Investors’ Right of First Refusal.

3.1 Right of First Refusal Upon Issuances of Securities by the Company.

(a) The Company hereby grants, on the terms set forth in this Section 3.1, to each Major Holder the right of first refusal to purchase all or any part of such Major Holder’s pro rata share of the New Securities (as defined in Section 3.1(b)) which the Company may, from time to time, propose to sell and issue. The Major Holders may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The pro rata share of each Major Holder, for purposes of this right of first refusal, is (except as set forth in Section 3.1(e) below) the ratio of the total number of shares of Common Stock held by such Major Holder, including any shares of Common Stock into which shares of Preferred Stock (assuming for the purposes of this calculation, the exercise of the Series C Warrants held by such Major Holder) held by such Major Holder are convertible to the total number of shares of Common Stock outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of Preferred Stock are convertible, assuming for the purposes of this calculation, the exercise of the Series C Warrants).

(b) “New Securities” shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that “New Securities” does not include (i) the Series C Preferred Stock and/or Series C Warrants purchased under the Series C Purchase Agreement, (ii) securities offered pursuant to a registration statement filed under the Securities Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization, (iv) all shares of Common Stock or other securities hereafter issued or issuable to officers, directors, employees, scientific advisors or consultants of the Company pursuant to any employee or consultant stock offering, plan or arrangement approved by the Board of Directors of the Company, (v) all shares of Common Stock or other securities hereafter issued in connection with or as consideration for acquisition or licensing of technology approved by the Board of Directors of the Company, (vi) all shares of Common Stock or other securities issued in connection with equipment leasing or equipment financing arrangements approved by the Board of Directors of the Company, (vii) shares of Common Stock issued upon conversion of the Preferred Stock, and (viii) shares of Series C Preferred Stock issued upon exercise of the Series C Warrants.

In the event the Company proposes to undertake an issuance of New Securities, it shall give to the Major Holders written notice (the “Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and a statement as to the number of days from receipt of such Notice within which the Major Holders must respond to such Notice. The Major Holders shall have thirty (30) days from the date of receipt of the Notice to purchase any or all of their pro rata share of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms, or in any event no later than thirty (30) days after the date of receipt of the Notice. The Company shall promptly, in writing, inform each Major Holder which purchases all the shares available to it (a “Fully Exercising Holder”) of any other Major Holder’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully Exercising Holder shall be entitled to purchase that portion of the shares subject to such right of first refusal and not subscribed for by the other Major Holders which is equal to the proportion that the number of shares of Common Stock issued and held and issuable upon conversion of any Series C Preferred Stock issuable upon the exercise of any Series C Warrants then held, or issuable upon conversion of the Preferred Stock (assuming for the purposes of this calculation the exercise of the Series C Warrants) then held, by such Fully Exercising Holder bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held (including for the purposes hereof the exercise of the Series C Warrants), by all Fully Exercising Holders who wish to purchase some of the unsubscribed shares.

(c) Following expiration of the thirty (30) day period set forth above in which the Major Holders may exercise their right of first refusal, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from date of said agreement) to sell the New Securities respecting which the Major Holders’ rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Major Holders in the manner provided above.

(d) The right of first refusal granted under this Section 3.1 shall expire upon:

(i) The date upon which a registration statement filed by the Company under the Securities Act (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) in connection with an underwritten public offering of its securities first becomes effective and the securities registered thereunder are sold.

(ii) For each Major Holder, the date on which such Major Holder no longer holds a minimum of 250,000 shares of Common Stock, including any shares of Common Stock into which shares of Preferred Stock (assuming for the purposes hereof the exercise of any Series C Warrants) held by such Major Holder are convertible.

(iii) For each Major Holder, the date upon which such Major Holder fails to purchase its Preferred Stock Pro Rata Share (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”)) in a Series A Dilutive Issuance, Series B Dilutive Issuance or Series C Dilutive Issuance (as such terms are defined in the Certificate).

(e) The right of first refusal granted under this Section 3.1 is assignable by the Major Holders to any transferee of a minimum of 250,000 shares of Common Stock (including any shares of Common Stock into which shares of Preferred Stock (assuming for the purposes hereof the exercise of any Series C Warrants) then held by it are convertible.

3.2 Right of First Refusal Upon Issuances of Dilutive Securities by the Company. Notwithstanding Section 3.1 above, in the event the Company intends to issue additional shares of Common Stock in a Series A Dilutive Issuance, Series B Dilutive Issuance or Series C Dilutive Issuance, each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall, to the extent necessary to avoid automatic conversion into “shadow preferred” pursuant to Article IV, Section 5(e)(ii) of the Certificate, be entitled to purchase its Preferred Stock Pro Rata Share in such financing.

3.3 Waiver of Right of First Refusal. Major Holders under the Prior Agreement hereby agree to waive their right of first refusal contained in Section 3.1 of the Prior Agreement in conjunction with the issuance of the Series C Preferred Stock and/or Series C Warrants, and any securities issued or issuable upon the conversion or exercise thereof pursuant to the Series C Purchase Agreement.

4. Information Rights.

4.1 Financial Information. The Company will furnish the following information to each Major Holder:

(a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, shareholders’ equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of nationally recognized standing selected by the Company.

(b) As soon as practicable after the end of each month, and in any event within 20 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such month, consolidated statements of income, consolidated statements of changes in financial condition, and a consolidated statement of cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, setting forth in each case in comparative form the figures for corresponding periods in the previous fiscal year, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

(c) A copy of the annual budget for the next fiscal year of the Company containing profit and loss projections, cash flow projections, and capital expenditures, as soon as it is available but in any event within 30 days prior to the end of the current fiscal year.

(d) The obligation of the Company to furnish financial information under paragraphs (a) through (c) of this Section 4.1 shall terminate upon a public offering or when the Company becomes subject to the reporting requirements of the Exchange Act.

4.2 Inspection Rights; Management Rights. The Company shall permit each Major Holder, its attorney, or its other representative to visit and inspect the Company’s properties, to examine the Company’s books of account and other records, to make copies or extracts therefrom and to discuss the Company’s affairs, finances and accounts with its officers, management employees and independent accountants, all at such reasonable times and as often as such Major Holder may reasonably request.

4.3 Assignment of Rights to Financial Information. The rights granted pursuant to Sections 4.1 and 4.2 may be assigned or otherwise conveyed by a Major Holder or by any subsequent transferee to an investor who acquires a minimum of 250,000 shares of Registrable Securities, other than a competitor of the Company, as reasonably determined by the Board of Directors of the Company, excluding any director with an interest in such transferee, provided that written notice of such assignment or conveyance is given to the Company.

4.4 Confidentiality. Each Major Holder agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Major Holder may obtain from the Company, and which the Company has prominently marked “confidential”, “proprietary” or “secret” or has otherwise identified as being such, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, or pursuant to visitation or inspection rights granted hereunder, unless such information is or becomes known to the Major Holder from a source other than the Company or is or becomes publicly known, or unless the Company gives its written consent to the Major Holder’s release of such information, except that no such written consent shall be required (and the Major Holder shall be free to release such information) if such information is to be provided to a Major Holder’s counsel or accountant, or to an officer, director or general or limited partner of a Major Holder, or to employees of, or consultants to, a Major Holder on a “need to know” basis, provided that the Major Holder shall inform the recipient of the confidential nature of such information and shall instruct the recipient to treat the information as confidential.

5. Representations and Warranties of the Company. The Company represents and warrants as follows:

(a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Restated Certificate or Bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

(b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

6. Miscellaneous.

6.1 Conditions to Exercise of Rights. Exercise of the Holders’ rights under this Agreement shall be subject to and conditioned upon, and each Holder and the Company shall use its best efforts to assist each Holder in, compliance with applicable laws.

6.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

6.3 Amendment. Any provision of this Agreement may be amended and the observance thereof may waived (either generally or in a particular instance) only by the written consent of the Company and Holders holding more than a majority in interest of the Registrable

Securities. Notwithstanding the foregoing, purchasers of shares of the Company’s Series C Preferred Stock under the Series C Purchase Agreement or an addendum thereto after the date hereof may be subsequently added as a party to this Agreement and be deemed an “Investor” and shall be bound by and entitled to the terms, benefits and conditions herein and added to the Schedule A hereto without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, its successors, assigns, heirs and executors and the Company; provided that if a proposed amendment or waiver would treat one Investor differently from the other Investors, then the consent of such Investor will be required to effect such modification or amendment.

6.4 Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to benefit of and be binding upon their respective successors, assigns and legal representatives. The provisions of Section 2.6 shall also inure to the benefit of each Indemnified Party.

6.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, upon deposit with the United States Post Office, by first class mail, postage prepaid, upon deposit with a nationally recognized air courier, or upon receipt of confirmation with regard to delivery by facsimile and shall be addressed: (a) if to the Investors, at their addresses appearing on the books of the Company which shall initially be that address set forth on Schedule A hereto, or at such other address as an Investor shall have furnished to the Company in writing, or (b) if to the Company, at its current address or at such other address as the Company shall have furnished to the Investors in writing.

6.6 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.7 Attorney Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.8 Aggregation. All Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purposes of determining the availability of rights under this Agreement.

6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.

6.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement.

(The remainder of this page is intentionally left blank.)

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

COMPANY:

THERMÂGE, INC.

By:	/s/ Keith L. Mullowney

Keith L. Mullowney
President and Chief Executive Officer

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

INVESTORS:

ESSEX WOODLANDS HEALTH VENTURES, V, L.P.

By:	/s/ James Douglass Eplett, Jr., M.D.
James Douglass Eplett, Jr., M.D.
General Partner

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

TECHNOLOGY PARTNERS FUND VI, L.P.
By:	TP Management VI, L.L.C.

By:	/s/ Ira Ehrenpreis
Managing Member

TECHNOLOGY PARTNERS FUND VII, L.P.
By:	TP Management VII, L.L.C.

By:	/s/ Ira Ehrenpreis
Managing Member

TECHNOLOGY PARTNERS AFFILIATES VII, L.P.
By:	TP Management VII, L.L.C.

By:	/s/ Ira Ehrenpreis
Managing Member

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

MORGENTHALER VENTURE
PARTNERS V, L.P.
By:	Morgenthaler Management Partners V
Its Managing Partner

By:	/s/ G. Gary Shaffer
G. Gary Shaffer

Title:	Its General Partner

MORGENTHALER VENTURE
PARTNERS VII, L.P.
By:	Morgenthaler Management Partners VII, LLC
Its Managing Partner

By:	/s/ G. Gary Shaffer
G. Gary Shaffer

Title:	Its General Partner

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

INSTITUTIONAL VENTURE
PARTNERS VII, L.P. by its General Partner
Institutional Venture Management VII, L.P.

By:	/s/ Sam Colella
Sam Colella

Title:	General Partner

INSTITUTIONAL VENTURE MANAGEMENT VII, L.P.

By:	/s/ Sam Colella
Sam Colella

Title:	General Partner

IVP FOUNDERS FUND I, L.P. by its General Partner
Institutional Venture Management VI, L.P.

By:	/s/ Sam Colella

Title:	General Partner

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

DELPHI VENTURES V, L.P.
By:	Delphi Management Partners V, L.L.C.
General Partner

By:	/s/ David L. Douglass
Managing Member

DELPHI BIOINVESTMENTS V, L.P.
By:	Delphi Management Partners V, L.L.C.
General Partner

By:	/s/ David L. Douglass
Managing Member

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

WS INVESTMENT COMPANY 97B

By:	/s/ J. Casey McGlynn
Title:

TRUSTEE, WSGR RETIREMENT PLAN
FBO J. CASEY McGLYNN

By:	/s/ J. Casey McGlynn
Title:

Frank L. Hurley And Catharine C. Dorrier

/s/ Alan L. Kaganov
Alan L. Kaganov

DAIN BOSWORTH, INC., CUSTODIAN FBO
MARIE L. NOTEBOOM IRA

By:
Title:

/s/ Dennis P. Flynn
Dennis P. Flynn

/s/ Roger J. Quy
Roger J. Quy

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

/s/ Roger Anderson
Roger Anderson

/s/ Javier Ruiz-Esparza
Javier Ruiz-Esparza, M.D.

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

DRAPER FISHER JURVETSON EPLANET VENTURES L.P.

By:	/s/ Asad Jamal
Name:	Asad Jamal
Title:	Managing Director

DRAPER FISHER JURVETSON EPLANET PARTNERS, LLC

By:	/s/ Timothy Draper
Name:	Timothy Draper
Title:	Managing Director

DRAPER FISHER JURVETSON EPLANET VENTURES GMBH & CO. KG

By:	/s/ Asad Jamal
Name:	Asad Jamal
Title:	Managing Director

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

ST. FRANCIS GROWTH FUND

By:	/s/ Kevin J. Makley
Name:	Kevin J. Makley
Title:	President

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Emilie A. Burr
(Name of Party)

/s/ Emilie A. Burr
(Signature)

(Print Name of Person Signing)

(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Marie F. Miltenberger
(Name of Party)

/s/ Marie F. Miltenberger
(Signature)

Marie F. Miltenberger
(Print Name of Person Signing)

(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Richard King Mellon Foundation
(Name of Party)

/s/ Arthur D. Miltenberger
(Signature)

Arthur D. Miltenberger
(Print Name of Person Signing)

Vice President
(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Mellon Family Investment Company V
(Name of Party)

/s/ Arthur D. Miltenberger
(Signature)

Arthur D. Miltenberger
(Print Name of Person Signing)

General Partner
(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Roy Geronemus M.D.
(Name of Party)

/s/ Roy Geronemus
(Signature)

Roy Geronemus M.D.
(Print Name of Person Signing)

Physician
(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Jon M. Plexico
(Name of Party)

/s/ Jon M. Plexico
(Signature)

Jon M. Plexico
(Print Name of Person Signing)

(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Daniel Ruben
(Name of Party)

/s/ Daniel Ruben
(Signature)

Daniel Ruben
(Print Name of Person Signing)

(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Leslie Bottorff
(Name of Party)

/s/ Leslie Bottorff
(Signature)

Leslie Bottorff
(Print Name of Person Signing)

(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

George S. Taylor
(Name of Party)

/s/ George S. Taylor
(Signature)

(Print Name of Person Signing)

(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Thomas G. Goergen, M.D., Gary P. Spoto, M.D., Steven Taggart, M.D., Trustees for Valley Radiology Consultants Medical Group, Inc. Employee Benefit Plans Trust, FBO Joel Sokoloff, M.D.

/s/ Gary Spoto
(Signature)

Gary Spoto
(Print Name of Person Signing)

Trustees
(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Steven G. Gourlay
(Name of Party)

/s/ Steven G. Gourlay
(Signature)

(Print Name of Person Signing)

(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Matthew Frank
(Name of Party)

/s/ Matthew Frank
(Signature)

(Print Name of Person Signing)

(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

The Sokoloff Family Trust
(Name of Party)

/s/ Norman Sokoloff
(Signature)

Norman Sokoloff, M.D.
(Print Name of Person Signing)

Trustee
(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

James W. Larrick
(Name of Party)

/s/ James W. Larrick
(Signature)

(Print Name of Person Signing)

(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Shabbir Nomanbhoy
(Name of Party)

/s/ Shabbir Nomanbhoy
(Signature)

Shabbir Nomanbhoy
(Print Name of Person Signing)

self
(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Craig J. Coombs
(Name of Party)

/s/ Craig J. Coombs
(Signature)

Craig J. Coombs
(Print Name of Person Signing)

self
(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

GAS [2] Investment Partners
(Name of Party)

/s/ Warren Ambrose
(Signature)

Warren Ambrose
(Print Name of Person Signing)

General Partner
(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

EARL L. JACKSON & JULIA E. JACKSON, TRUSTEES OF THE EARL L. JACKSON & JULIA JACKSON TRUST DATED 9/4/01

By:	/s/ Earl Jackson & Julia E. Jackson
Name:	Earl L. Jackson & Julia E. Jackson
Title:

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Javier Ruiz-Esparza, M.D.
(Name of Party)

/s/ Javier Ruiz-Esparza
(Signature)

Javier Ruiz-Esparza, M.D.
(Print Name of Person Signing)

Officer
(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Byrnes 1998 Generational Trust
(Name of Party)

/s/ Robert J. F. Byrnes
(Signature)

Robert J. F. Byrnes
(Print Name of Person Signing)

Trustee
(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Mark V. Klopp
(Name of Party)

/s/ Mark V. Klopp
(Signature)

Mark V. Klopp
(Print Name of Person Signing)

(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

(Name of Party)

/s/ Kenneth A. Arndt
(Signature)

Kenneth A. Arndt
(Print Name of Person Signing)

(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Roy Geronemus, M.D.
(Name of Party)

/s/ Roy Geronemus, M.D.
(Signature)

(Print Name of Person Signing)

(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Michael Kaminer
(Name of Party)

/s/ Michael Kaminer
(Signature)

Michael Kaminer, M.D.
(Print Name of Person Signing)

(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Randal Pham
(Name of Party)

/s/ Randal Pham
(Signature)

Randal Pham, M.D.
(Print Name of Person Signing)

(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

Robert A. Weiss & Margaret A. Weiss
(Name of Party)

/s/ Robert A. Weiss & Margaret A. Weiss
(Signature)

Robert A. Weiss, M.D. & Margaret A. Weiss
(Print Name of Person Signing)

President, MD Laser Skin & Vein Institute
(Title)

Thermâge, Inc. Amended and Restated Investors Rights Agreement Signature Page

SCHEDULE A

Investors

Essex Woodlands Health Ventures, V, L.P.

c/o Essex Woodlands Health Ventures

19000 MacArthur Boulevard

Suite 500

Irvine, CA 92612

Attn: Douglas Eplett, M.D.

California Federal Bank IRA Fbo J.

Casey McGlynn

650 Page Mill Road

Palo Alto, CA 94304

Dain Bosworth, Inc., custodian fbo

Marie L. Noteboom IRA

Attn: Bryan Gasche

312 South Third Street

Minneapolis, MN 55415

Dennis P. Flynn

1717 Powell Street, Suite 300

San Francisco, CA 94133

Frank L. Hurley and Catharine C. Dorrier

c/o Quintiles TransNational

1300 North 17th Street

Suite 300

Arlington, VA 22209

Institutional Venture Partners VII, L.P.

Attn: Samuel D. Colella

3000 Sand Hill Road

Building 2, Suite 290

Menlo Park, CA 94025

Institutional Venture Management VII, L.P.

Attn: Samuel D. Colella

3000 Sand Hill Road

Building 2, Suite 290

Menlo Park, CA 94025

IVP Founders Fund I, L.P.

Attn: Samuel D. Colella

3000 Sand Hill Road

Building 2, Suite 290

Menlo Park, CA 94025

Alan L. Kaganov

190 Cherokee Way

Portola Valley, CA 94028

Roger J. Quy

14 Topside Way

Mill Valley, CA 94941

WS Investment Company 97B

650 Page Mill Road

Palo Alto, CA 94304

Morgenthaler Venture Partners V

2730 Sand Hill Road

Suite 280

Menlo Park, CA 94025

Roger Anderson, M.D.

19 Circle Drive, Apt. H

Tiburon, CA 94920

Delphi Ventures V, L.P.

Attn: David L. Douglass

3000 Sand Hill Road

Building 1, Suite 135

Menlo Park, CA 94025

Delphi BioInvestments V, L.P.

Delphi Ventures

3000 Sand Hill Road

Building 1

Suite 135

Menlo Park, CA 94025

IVM VII Investment Account

Attn: Samuel D. Colella

3000 Sand Hill Road

Building 2, Suite 290

Menlo Park, CA 94025

Javier Ruiz-Esparza, M.D.

477 N. El Camino Real C-300

Encinitas, CA 92024

Technology Partners Fund VI, L.P.

Attn: Roger Quy

550 University Avenue

Palo Alto, CA 94301

Technology Partners Affiliates VII, LP

1550 Tiburon Blvd, Suite A

Belvedere, CA 94920

Technology Partners Fund VII, L.P.

Attn: Roger Quy

550 University Avenue

Palo Alto, CA 94301

Morgenthaler Partners VII, L.P.

2730 Sand Hill Road, Suite 280

Menlo Park, CA 94025

Emilie A. Burr

P.O. Box 484

Laughlintown, PA 15655

Marie F. Miltenberger

195 Darlington Rector Rd.

Ligonier, PA 15658-2008

Richard King Mellon Foundation

P.O. Box 945

Ligonier, PA 15658

Mellon Family Investment Company V

P.O. Box 945

Ligonier, PA 15658-0945

Draper Fisher Jurvetson ePlanet Ventures L.P.

400 Seaport Court, #250

Redwood City, CA 94063

Attn: Mark J. Greenstein

Draper Fisher Jurvetson ePlanet Partners Fund, LLC

400 Seaport Court, #250

Redwood City, CA 94063

Attn: Mark J. Greenstein

Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG

400 Seaport Court, #250

Redwood City, CA 94063

Attn: Mark J. Greenstein

St. Francis Growth Fund

c/o St. Francis High School

1885 Miramonte Avenue

Mountain View, CA 94040

Attn: Kevin Makley

Roy G. Geronemus

1725 York Avenue

New York, NY 10128

Jon M. Plexico

3600 Fillmore Street, #305

San Francisco, CA 94123

Daniel Ruben, M.D.

15233 Camarillo Street

Sherman Oaks, CA 91403

Leslie Bottorff

931 Crane St.

Menlo Park, CA 94025

George S. Taylor

476 Border Hill Drive

Los Altos, CA 94024

Thomas G. Goergen, M.D., Gary P. Spoto, M.D., Steven Taggart, M.D.,

Trustees for Valley Radiology Consultants Medical Group, Inc.

Employee Benefit Plans Trust, FBO Joel Sokoloff, M.D.

12372 Kingsgate Sq.

San Diego, CA 92128

Steven G. Gourlay

77 Montezuma Street

San Francisco, CA 94110

Matthew Frank

426 Manzanita Way

Woodside, CA 94062

Norman F. Sokoloff, M.D. Trustee of the Sokoloff Family Trust

12390 Barley Hill Rd.

Los Altos Hills, CA 94024

James W. Larrick

25 Martinez

Woodside, CA 94062

Shabbir Nomanbhoy

11254 Mt. Crest Pl.

Cupertino, CA 95014

Craig J. Coombs

812 Clara Drive

Palo Alto, CA 94303

GAS2 Investment Partners

1585 Montebello Oaks Ct.

Los Altos, CA 94024

Attn: Warren Ambrose

Earl L. Jackson & Julia E. Jackson, Trustees of the Earl L. Jackson & Julia Jackson Trust Dated 9/4/01

463 Virginia Avenue

San Mateo, CA 94402-2235

Byrnes 1998 Generational Trust

6339 East Blairwood

Orange, CA 92867

Attn: Bob Byrnes

Mark V. Klopp

247 Morris Ranch Court

Danville, CA 94526

Kenneth A. Arndt, M.D.

104 Lake Avenue

Newton Centre, MA 02459

Michael Kaminer, M.D.

5 Beebe Way

Wellesley, MA 02482

Randal Pham, M.D.

110 Drysdale Drive

Los Gatos, CA 95032

Robert A. Weiss, M.D. and Margaret A. Weiss

2002 Burdock Road

Baltimore, MD 21209